Exhibit 3.4

SECOND AMENDED AND RESTATED

BYLAWS

OF

KAMAN CORPORATION

a Connecticut corporation

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TABLE OF CONTENTS
(continued)

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SECOND AMENDED AND RESTATED

BYLAWS

OF

KAMAN CORPORATION

(a Connecticut corporation)

ARTICLE I
General

These Bylaws are intended to supplement and implement applicable provisions of law and of the Certificate of Incorporation (the “Certificate of Incorporation”) with respect to the regulation of the affairs of Kaman Corporation (the “Corporation”), a Connecticut corporation formed pursuant to the Connecticut Business Corporation Act, as amended from time to time (the “Act”).

ARTICLE II
Principal Office

The principal office of the Corporation shall be located within or without the State of Connecticut, at such place as the Board of Directors shall from time to time designate.

ARTICLE III
Shareholders

Section 1.          Place of Meeting:  Shareholders’ meetings shall be held at the principal office of the Corporation or at such other place, either within or without the State of Connecticut, or in such manner, including solely by means of remote communication, as shall be designated in the notice of meeting.

Section 2.          Annual Meeting:  The Annual Meeting of the shareholders shall be held at such date and time as shall be stated in the notice of the meeting.  At such meeting, the shareholders shall elect the Board of Directors for the ensuing year and shall transact such other business as shall properly come before them.

Section 3.          Special Meetings:  Special meetings may be called at any time by the President or the Board of Directors and shall be called by the President upon written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting.

Section 4.          Notice of Meetings:  Written notice of the date, time and place of each Annual and Special Meeting shall be mailed or delivered, no fewer than ten (10) nor more than sixty (60) days before the meeting date, to each shareholder entitled to vote at such meeting at his residence or usual place of business as shown on the records of the Corporation, provided that any one or more of such shareholders, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting.  Notice of a Special Meeting shall contain a description of the purpose or purposes for such meeting.

Section 5.          Quorum:  The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the shareholders.  If a quorum be not present at such meeting, the shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them.  Except as may be required by law, notice need not be given of the new date, time or place of the meeting if the new date, time or place is announced at the meeting before adjournment.

Section 6.          Action; Vote Required:  Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation or the provisions of the Act require a greater number of affirmative votes.

Section 7.          Shareholders’ Action Without Meeting:  Any action which, under any provision of the Act, may be taken at a meeting of shareholders, may be taken without such a meeting if consent in writing, setting forth the action so taken or to be taken, is signed severally or collectively by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.  The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the shareholders.

ARTICLE IV
Board of Directors

Section 1.          Power of Board:  All corporate powers shall be exercised by or under the authority of, and the activities, properties and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors.

Section 2.          Number, Election and Term of Office:  A Board of Directors of not less than one (1) nor more than two (2) directors shall be elected by the shareholders entitled to vote at each Annual Meeting of shareholders.  The number of positions on the Board of Directors shall be the number fixed by resolution of the shareholders, or, in the absence of such resolution, shall be the number of directors elected at the preceding Annual Meeting of shareholders.  The number of positions on the Board of Directors for any year, as fixed in accordance with the foregoing (hereinafter referred to as the “number of directorships”) may be increased or decreased at any time as provided by law.  If the shareholders fail to elect Directors at an Annual Meeting, or if the Corporation fails to hold its Annual Meeting, then the Directors in office shall remain in office until their successors are chosen.

Section 3.          Removal of Directors; Resignation:  Any director may be removed from office at any time, with or without cause, by vote of the holders of not less than a majority of the issued and outstanding shares entitled to vote, at any meeting of shareholders called for that purpose.  Any director may resign at any time by delivering written notice to the Board of Directors, its chairman or to the Corporation.  Such resignation shall take effect when such notice is delivered unless the notice specifies a later effective date.

Section 4.          Vacancies:  Vacancies created by an increase in the number of directorships shall be filled for the unexpired term by action of shareholders.  Vacancies occurring by reason other than by increase in the number of directorships may be filled for the unexpired term either by action of the shareholders or by the vote of a majority of the directors remaining in office, even though such remaining directors may be less than a majority of the number of directorships.

Section 5.          Insurance:  The Board of Directors may authorize, by a vote of the majority of the full Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Certificate of Incorporation.

ARTICLE V
Meetings of Board of Directors

Section 1.          Annual Meetings:  A regular meeting of the Board of Directors shall be held without notice immediately after the Annual Meeting of shareholders, or as soon thereafter as convenient.  At such meeting the Board of Directors shall choose and appoint the officers of the Corporation who shall hold their offices, subject to prior removal by the Board of Directors, until the next annual meeting or until their successors are chosen and qualify.

Section 2.          Regular Meetings:  All other regular meetings of the Board of Directors may be held without notice at such date, time and place as the Board of Directors may determine and fix by resolution.

Section 3.          Special Meetings:  Special meetings of the Board of Directors may be held upon call of the President, or upon call of any one or more directors.

Section 4.          Notice:  Written or oral notice of the date, time and place of all special meetings of the Board of Directors shall be given to each director personally or mailed to his residence or usual place of business at least two (2) days prior to the date of the meeting, provided that any one (1) or more Directors, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting.  The notice need not describe the purpose of the special meeting unless required by the Certificate of Incorporation or Bylaws.

Section 5.          Quorum; Vote:  Directors holding a majority of the number of directorships shall constitute a quorum.  Except as otherwise provided by law or these Bylaws, all questions shall be decided by a vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present.

Section 6.          Director Participation in Meetings by Telephone:  Any one or more director(s) may participate in any meeting of the Board of Directors by means of conference telephone or other communications equipment enabling all directors participating in the meeting simultaneously to hear one another during such meeting, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 7.          Directors’ Action Without Meeting:  If all the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board of Directors.  The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the Board of Directors.

ARTICLE VI
Committees

Section 1.          Creation:  The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them.  Each committee shall have two or more directors, who serve at the pleasure of the Board of Directors.  To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except to the extent limited by law or the Certificate of Incorporation.

Section 2.          Power to Act:  A majority of any committee shall have the power to act.  Committees shall keep full records of their proceedings and shall report the same to the Board of Directors.

ARTICLE VII
Officers

Section 1.          Officers; Eligibility:  The Board of Directors may appoint a Chairman, President, Secretary, Treasurer, and may appoint one or more Vice Presidents or such other officers as may be determined from time to time by the Board of Directors.  The same individual may simultaneously hold more than one office.  Any officer may serve simultaneously as a director of the Corporation.

Section 2.          Term of Office and Removal:  Each officer shall hold office for the term for which he is appointed and until his successor has been appointed and qualified.  All officers shall be appointed at the annual meeting of the Board of Directors.  Any officer may be removed by the Board of Directors at any time, with or without cause.  Election or appointment of an officer shall not of itself create any contract rights in the officer or the Corporation.

Section 3.          Chairman:  The Chairman, if any, or in his absence, the President, or in his absence, a director or officer of the Corporation appointed by the Board of Directors, shall preside at all meetings of the Board of Directors and shareholders.

Section 4.          President:  The President shall have general charge and direction of the business of the Corporation and shall perform such other duties as are properly required of him by the Board of Directors.

Section 5.          Vice President:  In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice President shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.          Secretary:  The Secretary shall keep the minutes of the meetings of shareholders and the Board of Directors and shall give notice of all such meetings as required by law and these Bylaws.  The Secretary shall have custody of such minutes, the seal of the Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors.  The Secretary shall authenticate records of the Corporation.  The Assistant Secretary, if any, shall fulfill the foregoing functions in the absence of the Secretary or at his direction.

Section 7.          Treasurer:  The Treasurer shall keep the fiscal accounts of the Corporation, including an account of all moneys received or disbursed.  The Assistant Treasurer, if any, shall fulfill the foregoing function in the absence of the Treasurer or at his direction.

Section 8.          Resignation:  Any officer may resign at any time by delivering written notice to the Corporation.  Unless the written notice specifies a later effective date, the resignation shall be effective when the notice is delivered to the Corporation.

ARTICLE VIII
Share Certificates; Seal

Section 1.          Share Certificates:  Share certificates shall be in a form adopted by the Board of Directors and shall be signed, either manually or in facsimile, by any two officers from among the President, any Vice President, the Treasurer, the Secretary and the Assistant Treasurer and Assistant Secretary, if any.  Such certificates may bear the seal of the Corporation, the name of the person to whom issued, and the number of such shares which such certificate represents.  The consideration for which the shares were issued and the date of issue shall be entered on the Corporation’s books.

Section 2.          Share Legends.  Every share certificate that is subject to any restriction on transfer pursuant to applicable securities laws, the Certificate of Incorporation, these Bylaws or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.  Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 3.          Transfer of Shares:  Upon surrender to the Corporation or the transfer agent of the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new share certificate to the person entitled thereto, cancel the old share certificate and record the transaction upon its books, subject to any requirements of securities laws and any restrictions on transfer referred to in Section 2 of this Article.

Section 4.          Seal:  The corporate seal shall consist of a circular disc with the name of the Corporation and the words “Connecticut” and “Seal” thereon.

ARTICLE IX
Amendments

These Bylaws may be altered, amended, added to, or repealed by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon or, unless the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeat that bylaw, by an affirmative vote of directors holding a majority of the number of directorships.  Any notice of a meeting of shareholders or of the Board of Directors at which these Bylaws are proposed to be altered, amended, added to, or repealed shall include notice of such proposed action.

Second Amendment and Restatement as of April 19, 2024